Exhibit 10.6

Execution Version

Loan Number: 1009394

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 24, 2013, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”), each of the LENDERS (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 11.6.(b) (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of April 17, 2013 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.    Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Section 2.    Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)    The Credit Agreement is amended by restating the last sentence in the definition of “Guaranty”, “Guaranteed” or to “Guarantee” in its entirety as follows:

As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or Section 7.15.(a)(ii) and substantially in the form of Exhibit B.

(b)    The Credit Agreement is further amended by restating the following definitions contained in Section 1.1. thereof in their entirety as follows:

“Applicable Margin” means:

(a) Prior to the Investment Grade Rating Date, the Applicable Margin shall be determined pursuant to this clause (a) from time to time based on the percentage rate set forth in the table below corresponding to the level (each, a “Level”) in which the ratio of Total Liabilities to Gross Asset Value as determined from time to time in accordance with Section 8.1.(b) in effect at such time falls:

LEGAL02/34540326v6

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin
1	Less than 0.450 to 1.00	1.50%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.70%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.85%
4	Equal to or greater than 0.550	2.05%

The Applicable Margin shall be determined by the Administrative Agent from time to time, based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Compliance Certificate most recently delivered by the Parent pursuant to Section 7.1.(a)(iii). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Parent delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 7.1.(a)(iii). If the Parent fails to deliver a Compliance Certificate pursuant to Section 7.1.(a)(iii), the Applicable Margin shall equal the percentage corresponding to Level 4 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the First Amendment Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin as set forth above, the Applicable Margin shall be determined based on Level 2. Thereafter, until the Investment Grade Rating Date, such Applicable Margin shall be adjusted from time to time as set forth in this clause (a).

(b)    On, and at all times after, the Investment Grade Rating Date, the Applicable Margin shall be determined pursuant to this clause (b) based on the percentage rate set forth in the table below corresponding to the Level in which the Parent’s Credit Rating falls. During any period that the Parent has received Credit Ratings from each of S&P, Fitch and Moody’s that are not equivalent and the difference between the highest and lowest of such Credit Ratings is (i) one Level, then the Applicable Margin shall be determined based on the highest of such Credit Ratings or (ii) two or more Levels, then the Applicable Margin shall be determined based on the average of the two highest Credit Ratings (unless the average is not a recognized Level, in which case the Applicable Margin shall be determined based on the second highest Credit Rating). During any period that the Parent has received only two Credit Ratings from any of S&P, Fitch and Moody’s that are not equivalent and the difference between such Credit Ratings is (x) one Level, then the Applicable Margin shall be determined based on the higher of such Credit Ratings or (y) two or more Levels, then the Applicable Margin shall be determined based on the average of both such Credit Ratings (unless the average is not a recognized Level, in which case the Applicable Margin shall be determined based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating). During any period that the Parent has only received a Credit Rating from Moody’s or S&P, then the Applicable Margin shall be based upon such Credit Rating. During any period after the Investment Grade Rating Date that the Parent has (A) not received a Credit Rating from any Rating Agency or (B) only received a Credit Rating from a Rating Agency that is neither S&P nor Moody’s, then the Applicable Margin shall be determined based on Level 4 in the table below. Any change in the Parent’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following such change.

LEGAL02/34540326v6

Level	Credit Rating (S&P/Fitch/Moody’s)	Applicable Margin
1	BBB+/Baa1 or better	1.00%
2	BBB/Baa2	1.10%
3	BBB-/Baa3	1.30%
4	Lower than BBB-/Baa3 or not rated	1.70%

(c)    The provisions of this definition shall be subject to Section 2.4.(c).

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Day prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

“Material Subsidiary” means a Subsidiary (other than any Borrower) to which more than $25,000,000 of Gross Asset Value is directly or indirectly attributable.

“Unencumbered Property” means (a) each Property described on Schedule 1.1.(B) and (b) any Property not listed on Schedule 1.1.(B) which satisfies all of the following requirements: (i) such Property is fully developed for use substantially as a retail property or other use acceptable to the Administrative Agent; (ii) the Borrower or a Wholly Owned Subsidiary has either a fee simple interest or a leasehold estate under a Ground Lease, in such Property, which interest is held entirely by the Borrower or such Wholly Owned

LEGAL02/34540326v6

Subsidiary, as applicable; (iii) such Property is located in a State of the United States of America or in the District of Columbia; (iv) regardless of whether such Property is owned or leased under a Ground Lease by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions: (A) without the need to obtain the consent of any Person (or in the case of a Property leased under a Ground Lease, with the consent of the lessor not to be unreasonably withheld), to create Liens on the interest of the Borrower or applicable Subsidiary in such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (B) if such Property is owned in fee simple, to sell, transfer or otherwise dispose of such interest in such Property without the need to obtain the consent of any Person, or if such Property is leased under a Ground Lease, to sell, transfer or otherwise dispose of such interest in such Property pursuant to terms and conditions of such Ground Lease providing for reasonable transferability as required under the definition of “Ground Lease” or pursuant to terms and conditions otherwise approved by the Administrative Agent; (v) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (A) any Lien other than Permitted Liens (but not Permitted Liens of the type described in clause (f) of the definition of such term unless the aggregate amount of all such Permitted Liens then encumbering any of the Unencumbered Properties does not exceed $25,000,000) or (B) any Negative Pledge other than Negative Pledges permitted under Sections 8.3.(b)(ii), (iii), (iv) and (v); (vi) such Property is not a Project Under Development (other than a Project Under Development where not more than 25.0% (or 33.0% in the case of the Gallery) of the applicable gross leasable area of the Property is undergoing redevelopment and/or expansion); and (vii) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property. Notwithstanding anything to the contrary in this definition, if a Property listed on Schedule 1.1.(B) at any time after the Effective Date fails to satisfy any requirements in clause (c) of this definition (other than those, if any, it failed to satisfy on the Effective Date), such Property shall no longer be an Unencumbered Property until such time as it satisfies at least all of the requirements in such clause (c) that it satisfied on the Effective Date.

(c)    The Credit Agreement is further amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical location.

“Adjusted Gross Asset Value” means Gross Asset Value determined exclusive of assets that are owned by Excluded Subsidiaries or Unconsolidated Affiliates.

LEGAL02/34540326v6

“Applicable Facility Fee” means, at all times after the Investment Grade Rating Date, the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.150%
2	0.200%
3	0.300%
4	0.350%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.4.(c).

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“First Amendment Effective Date” means December 24, 2013.

“Fitch” means Fitch Ratings, Inc.

“Five-Year Term Loan Agreement” means that certain Five -Year Term Loan Agreement to be entered in on or about January 8, 2014 by and among PREIT, PREIT-RUBIN, the Parent, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto. All references herein to the “Five-Year Term Loan Agreement” shall have no effect or meaning unless and until the Five-Year Term Loan Agreement has become effective.

“Guarantor Requirement Change Date” has the meaning given that term in Section 7.15.(a)(i).

“Investment Grade Rating” means a Credit Rating of BBB-/BBB-/Baa3 or higher from S&P, Fitch or Moody’s, respectively (or the equivalent or higher of any such rating by another Rating Agency).

“Investment Grade Rating Date” means, at any time after the Parent has received an Investment Grade Rating from Moody’s or S&P, the date specified by the Parent in a written notice to the Administrative Agent as the date on which the Parent irrevocably elects to have the Applicable Margin based on the Parent’s Credit Rating and to have the facility fee set forth in Section 3.5.(b)(ii) become effective.

“Rating Agency” means S&P, Moody’s, Fitch or another rating agency approved by the Requisite Lenders.

LEGAL02/34540326v6

“Seven-Year Term Loan Agreement” means that certain Seven-Year Term Loan Agreement to be entered in on or about January 8, 2014 by and among PREIT, PREIT-RUBIN, the Parent, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto. All references herein to the “Seven-Year Term Loan Agreement” shall have no effect or meaning unless and until the Seven-Year Term Loan Agreement has become effective.

“Significant Subsidiary” means any Subsidiary (other than any Borrower) to which more than 2.5% of Adjusted Gross Asset Value is attributable on an individual basis.

(d)    The Credit Agreement is further amended by restating Section 2.1.(c) thereof in its entirety as follows

(c)    Funding of Revolving Loans. Promptly after receipt of a Notice of Revolving Loan Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date of such proposed borrowing. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower to an account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(e)    The Credit Agreement is further amended by restating Section 2.18. thereof in its entirety as follows:

Section 2.18. Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders pursuant to the Loan Documents as requested by an authorized representative of PREIT to any of the accounts designated in the Disbursement Instruction Agreement.

(f)    The Credit Agreement is further amended by restating Section 3.5.(b) thereof in its entirety as follows:

(b)    Facility Fees. During the period from the First Amendment Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders:

(i) at all times prior to the Investment Grade Rating Date, an unused facility fee equal to the sum of the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities multiplied by a per annum rate equal to 0.30%. Such fee shall be computed on a daily basis and payable

LEGAL02/34540326v6

quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.

(ii) at all times on and after the Investment Grade Rating Date, a commitment fee equal to the daily aggregate amount of the Commitments (whether or not utilized) multiplied by a per annum rate equal to the Applicable Facility Fee. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(g)    The Credit Agreement is further amended by restating Section 7.1.(a)(iv) thereof in its entirety as follows:

(iv)    Pricing Certificate. Prior to the Investment Grade Rating Date, at the time the financial statements are furnished pursuant to subsections (a)(i) and (a)(ii) above, a certificate in the form of Exhibit L setting forth at the end of such quarterly accounting period or fiscal year, as the case may be, (A) the calculations required to establish the ratio of Total Liabilities to Gross Asset Value and (B) stating the corresponding Level of Applicable Margin with respect to such ratio.

    (h)    The Credit Agreement is further amended by adding the following new clause (xxii) after clause (xxi) of Section 7.1.(a) thereof and renumbering clause (xxii) in such Section as clause (xxiii):

(xxii)    Credit Rating. At all times after the Investment Grade Rating Date, promptly upon any change in the Parent’s Credit Rating from any Rating Agency, a certificate of a Responsible Officer of the Parent stating that such Credit Rating has changed and the new Credit Rating that is in effect.

(i)    The Credit Agreement is further amended by restating Section 7.15. thereof in its entirety as follows:

Section 7.15. Guarantors; Release of Guarantors.

(a)    Generally.

(i)    Subject to subsection (d) below, at all times prior to the Parent providing written notice to the Administrative Agent that the Parent has received an Investment Grade Rating from at least (A) S&P and Moody’s or (B) S&P or Moody’s and any other Rating Agency (the date of the Administrative Agent’s receipt of such notice, the “Guarantor Requirement Change Date”), the Parent shall cause (1) each Significant Subsidiary (other than an Excluded Subsidiary),

LEGAL02/34540326v6

(2) each Subsidiary that owns or leases an Unencumbered Property and (3) each Subsidiary (other than a Borrower) that owns, directly or indirectly, a Subsidiary described in the immediately preceding clause (2), in each case, that is not already a Guarantor to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(ii)    Subject to subsection (d) below, on and at all times after the Guarantor Requirement Change Date, the Parent shall cause any Subsidiary (other than an Excluded Subsidiary) that is not already a Guarantor and to which any of the following conditions applies to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty (or if the Guaranty has previously been terminated because all Guarantors party to it have been released pursuant to subsection (d) below, a Guaranty), together with the other items required to be delivered under the immediately following subsection (c):

(A)    such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of a Borrower or any other Subsidiary of a Borrower (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); or

(B)    (1) such Subsidiary owns any Unencumbered Property and (2) such Subsidiary, or any other Subsidiary that directly or indirectly owns any Equity Interests in such Subsidiary, has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness.

Any such Accession Agreement (or Guaranty, as applicable) and the other items required under such subsection (b) must be delivered to the Administrative Agent no later than 45 days following the last day of the Parent’s fiscal quarter during which any of the above conditions first applies to a Subsidiary; provided, however, prior to the Guarantor Requirement Change Date, the NOI of a Property owned by a Subsidiary that is not already a Guarantor shall not be included in any calculation of Unencumbered NOI or Unencumbered Debt Yield unless and until such Subsidiary executes and delivers to the Administrative Agent an Accession Agreement (or Guaranty, as applicable) and the other items required to be delivered under the immediately following subsection (c).

(b)    Other Guarantors. The Parent may, at its option, cause any other Person that is not already a Guarantor to become a Guarantor by causing such Person to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(c)    Required Deliveries. Each Accession Agreement (or Guaranty, as applicable) delivered by a Subsidiary required to become a Guarantor under the immediately preceding subsection (a) (each, a “New Guarantor”) shall be accompanied by (i) the items that would have been delivered under Sections 5.1.(a)(iv) through (ix)

LEGAL02/34540326v6

and (xiv) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor and (iii) such other documents and instruments as the Administrative Agent may reasonably request.

(d)    Release of Certain Guarantors. The Borrower may request in writing that the Administrative Agent release a Guarantor from the Guaranty if (i) such Guarantor is not, or immediately upon its release will not be, required to be a party to the Guaranty under the immediately preceding subsection (a) because of events or transactions not otherwise prohibited under any of the Loan Documents, (ii) no Event of Default shall then be in existence or would occur as a result of such release and (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such request and after giving effect to such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Together with any such request, the Borrower shall deliver to the Administrative Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (i), (ii) and (iii) will be true and correct upon the release of such Guarantor. No later than 10 Business Days (or such shorter period as may be agreed to in writing by the Administrative Agent in its sole discretion) following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (i), (ii) and (iii) will be true and correct, the release shall be effective and Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. For the avoidance of doubt, this subsection (d) shall also apply to any request by the Borrower to release any Guarantor on or about the Guarantor Requirement Change Date.

(j)    The Credit Agreement is further amended by restating Section 7.16. thereof in its entirety as follows:

Section 7.16. Release of PREIT-RUBIN, Inc. as Borrower.

PREIT-RUBIN may request in writing that the Administrative Agent release it as a Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15.(d)), so long as (a) the Parent delivers a certificate signed by the chief financial officer of the Parent certifying that no Event of Default then exists or would occur as a result of such release and (b) effective upon its release as a Borrower, PREIT-RUBIN will be released as a “Borrower” under the Five-Year Term Loan Agreement and the Seven-Year Term Loan Agreement. No later than 5 Business Days following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth above will be satisfied, the release shall be effective and the Administrative

LEGAL02/34540326v6

Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. Upon the effectiveness of such release, the defined term “Borrower” as used in the Loan Documents shall mean PREIT and the Parent and their respective successors and permitted assigns.

(k)    The Credit Agreement is further amended by restating Section 8.3.(b) thereof in its entirety as follows:

(b)    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, any other Borrower, such other Loan Party or such other Subsidiary, as applicable, may create, incur, assume, or permit or suffer to exist under this Agreement, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness, (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale, (iii) the Five-Year Term Loan Agreement, (iv) the Seven-Year Term Loan Agreement or (v) any other agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are not more restrictive than those restrictions contained in the Loan Documents.

(l)    The Credit Agreement is further amended by restating Section 8.4. thereof in its entirety as follows:

The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any other Loan Party or other Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provision for preferred, priority or guaranteed payments to a co-venturer in a joint venture of such Subsidiary. Notwithstanding anything to the contrary in the foregoing sentence, the restrictions in (x) this Section shall not apply to any provision of any Guaranty entered into by the Parent, any other Borrower, any other Loan Party or any other Subsidiary to Guarantee the obligations and liabilities of any Subsidiary, which provision subordinates any rights of the Parent, any other Borrower, any other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of the obligations and liabilities that are Guaranteed pursuant to the terms of such Guaranty, (y) clauses (i) and (iv) of this Section shall not apply to any applicable prohibitions contained in an agreement evidencing any Secured Indebtedness of a Borrower or a Guarantor and (z) this Section shall not apply to any applicable prohibitions contained in (1) any Loan Document, (2) the Five-Year Term Loan

LEGAL02/34540326v6

Agreement, (3) the Seven-Year Term Loan Agreement or (4) any other agreement that evidences Unsecured Indebtedness which contains prohibitions on the actions described above that are not more restrictive than those prohibitions contained in the Loan Documents.

(m)    The Credit Agreement is further amended by adding the following new Section 8.12. at the end of Article VIII thereof:

Section 8.12. Total Assets Owned by Borrower and Guarantors.

Prior to the Guarantor Requirement Change Date, the Borrower shall not permit the amount of Gross Asset Value attributable to assets directly owned by the Borrower and the Guarantors to be less than 95% of Adjusted Gross Asset Value at any time.

(n)    The Credit Agreement is further amended by adding the following new clauses (iv) and (v) to the end of Section 9.1.(d) thereof and changing the period at the end of clause (iii) of such Section to “; or”:

(iv)    An Event of Default under and as defined in the Five-Year Term Loan Agreement shall occur; or

(v)    An Event of Default under and as defined in the Seven-Year Term Loan Agreement shall occur.

(o)    The Credit Agreement is further amended by restating Section 9.1.(e) thereof in its entirety as follows:

(e)    Voluntary Bankruptcy Proceeding. Any Borrower, any Material Subsidiary, any Subsidiary that owns or leases an Unencumbered Property or any other Subsidiary (other than an Excluded Subsidiary) that does not own or lease an Unencumbered Property (other than any such Subsidiary that, together with all other Subsidiaries (other than Excluded Subsidiaries) that do not own or lease any Unencumbered Property and that are then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Gross Asset Value) shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors

LEGAL02/34540326v6

under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(p)    The Credit Agreement is further amended by restating Section 9.1.(f) thereof in its entirety as follows:

(f)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower, any Material Subsidiary, any Subsidiary that owns or leases an Unencumbered Property or any other Subsidiary (other than an Excluded Subsidiary) that does not own or lease an Unencumbered Property (other than any such Subsidiary that, together with all other Subsidiaries (other than Excluded Subsidiaries) that do not own or lease any Unencumbered Property and that are then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Gross Asset Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(q)    The Credit Agreement is further amended by restating Section 9.1.(h) thereof in its entirety as follows:

(h)    Judgment. A judgment or order for the payment of money shall be entered against any Borrower, any Material Subsidiary, any Subsidiary that owns or leases an Unencumbered Property or any other Subsidiary (other than an Excluded Subsidiary) that does not own or lease an Unencumbered Property (other than any such Subsidiary that, together with all other Subsidiaries (other than Excluded Subsidiaries) that do not own or lease any Unencumbered Property and that have judgments or orders for the payment of money entered against them, does not account for more than $25,000,000 of Gross Asset Value) by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any such Person), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against the Borrower, the other Loan Parties and the other Subsidiaries, $25,000,000 (or $250,000,000 or more if the judgment or order for the payment of money directly relates to Nonrecourse Indebtedness and is itself

LEGAL02/34540326v6

nonrecourse) in amount or (B) could reasonably be expected to have a Material Adverse Effect.

(r)    The Credit Agreement is further amended by restating Section 9.1.(i) thereof in its entirety as follows:

(i)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Borrower, any Material Subsidiary, any Subsidiary that owns or leases an Unencumbered Property or any other Subsidiary (other than an Excluded Subsidiary) that does not own or lease an Unencumbered Property (other than any such Subsidiary that, together with all other Subsidiaries (other than Excluded Subsidiaries) that do not own or lease any Unencumbered Property and that have a warrant, writ of attachment, execution or similar process issued against any property of such Person, does not account for more than $25,000,000 of Gross Asset Value), which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 (or $250,000,000 or more if the warrant, writ of attachment, execution or similar process directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement or subrogation to the Obligations and waives any Lien it may have on the assets of any Borrower, any other Loan Party or any other Subsidiary.

(s)    The Credit Agreement is further amended by deleting Schedule 1.1.(B) attached thereto in its entirety and substituting in lieu thereof Schedule 1.1.(B) attached hereto.

(t)    The Credit Agreement is further amended by deleting Exhibit G attached thereto in its entirety and substituting in lieu thereof Exhibit G attached hereto and changing the reference to Exhibit G in the Table of Contents thereof from “Form of Transfer Authorizer Designation” to “Form of Disbursement Instruction Agreement”.

(u)    The Credit Agreement is further amended by changing the reference to “Section 7.15.(c)” in each of Section 11.6.(d) and Section 11.7(b)(viii) thereof to “Section 7.15.(d)”.

Section 3.    Conditions Precedent. The effectiveness of this Amendment and the release of the Guarantors under Section 4 below is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Parent, the Administrative Agent and each of the Lenders;

(b)    a Guarantor Acknowledgement substantially in the form of Annex A attached hereto, executed by each Guarantor;

LEGAL02/34540326v6

(c)    an opinion of counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent and the Lenders;

(d)    a Disbursement Instruction Agreement substantially in the form of Exhibit G attached hereto executed by the Borrower effective as of the First Amendment Effective Date; and

(e)    such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4.    Guarantor Release. Upon the effectiveness of this Amendment as provided in Section 3 above, the Administrative Agent and the Lenders agree that each of the Guarantors set forth on Schedule I attached hereto shall be released as a Guarantor under the Guaranty.

Section 5.    Representations. Each Borrower and the Parent represent and warrant to the Administrative Agent and the Lenders that:

(a)    Authorization. The Parent and each Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized signatory of the Parent and each Borrower or a general partner of such Borrower, as applicable, and both this Amendment and the Credit Agreement, as amended by this Amendment, are legal, valid and binding obligations of the Parent and each Borrower and are enforceable against such Persons in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or in the Credit Agreement may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery by the Parent and each Borrower of this Amendment and the performance by the Parent and each Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii)  result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Administrative Agent for the benefit of the Lenders.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof, nor will exist immediately after giving effect to this Amendment.

Section 6.    Reaffirmation of Representations. The Parent and each Borrower hereby repeats and reaffirms all representations and warranties made by the Parent and the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which

LEGAL02/34540326v6

it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 7.    Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 8.    Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9.    Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11.    Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained in Section 2 hereof shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures commence on next page]

LEGAL02/34540326v6

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

PREIT ASSOCIATES, L.P.

By:    Pennsylvania Real Estate Investment Trust,
its general partner

By: /s/ Andrew M. Ioannou
Name: Andrew M. Ioannou
Title: Senior Vice President, Capital Markets & Treasurer

PREIT-RUBIN, INC.

By: /s/ Andrew M. Ioannou
Name: Andrew M. Ioannou
Title: Senior Vice President, Capital Markets & Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By: /s/ Andrew M. Ioannou
Name: Andrew M. Ioannou
Title: Senior Vice President, Capital Markets & Treasurer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By: /s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Renee Lewis
Name: Renee Lewis
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

BANK OF AMERICA, N.A.

By: /s/ Robert J. Esptein
Name: Robert J. Epstein
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

CITIBANK, N.A.

By: /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

JPMORGAN CHASE BANK, N.A.

By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Authorized Officer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Michael Post
Name: Michael Post
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

UNION BANK, N.A.

By: /s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Michael J. Vergura, Jr.
Name: Michael J. Vergura, Jr.
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

CITIZENS BANK OF PENNSYLVANIA

By: /s/ Charles J. Cooke Jr.
Name: Charles J. Cooke Jr.
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ James Rolison
Name: James Rolison
Title: Managing Director

By: /s/ Perry Forman
Name: Perry Forman
Title: Director

[Signatures Continued on Next Page]

2
LEGAL02/34062072v1

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

SANTANDER BANK, N.A.
(F/K/A SOVEREIGN BANK, N.A.)

By: /s/ Stephen J. Schmid
Name: Stephen J. Schmid
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

SUSQUEHANNA BANK

By: /s/ Jared M. Cannon
Name: Jared M. Cannon
Title: Sr. Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement
with PREIT Associates, L.P. et al.]

TD BANK, N.A.

By: /s/ William Hutchinson
Name: William Hutchinson
Title: Vice President

ANNEX A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of December 24, 2013 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of April 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of April 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders are to enter into a First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o PREIT Associates, L.P.
200 South Broad Street
Philadelphia, PA 19102
Attention: Andrew Ioannou
Telephone: (215) 875-0700
Telecopy: (215) 546-7311

SCHEDULE I

Released Guarantors

1.	1150 Plymouth Associates, Inc.

2.	Beverage Two, LLC

3.	Capital City Beverage Enterprises, Inc.

4.	Echelon Beverage LLC

5.	Exton License, Inc.

6.	Moorestown Beverage I, LLC

7.	Moorestown Beverage II, LLC

8.	Plymouth License III LLC

9.	Plymouth License IV LLC

10.	PR Acquisition Sub LLC

11.	PR Advisors GP, LLC

12.	PR BOS GP, LLC

13.	PR BOS LP

14.	PR GC Inc.

15.	PR Gloucester LLC

16.	PR Holding Sub Limited Partnership

17.	PR Holding Sub LLC

18.	PR Lycoming Service Associates

19.	PR Outdoor, L.P.

20.	PR Outdoor, LLC

21.	PR Services Corporation

22.	PR Valley View Downs Limited Partnership

23.	PR Valley View Downs LLC

24.	PREIT Advisors, LLC

25.	PREIT Capital Advisors, LP

26.	PREIT CDE LLC

27.	PREIT Protective Trust 1

28.	PREIT Services, LLC

29.	PREIT TRS, Inc.

SCHEDULE 1.1.(B)

Unencumbered Properties

1.	801 Market – Retail

2.	907 Market Street

3.	Crossroads Mall

4.	Exton Square Mall

5.	Gadsden Mall

6.	Jacksonville Mall

7.	Moorestown Mall

8.	Nittany Mall

9.	One Cherry Hill

10.	Palmer Park Mall

11.	Plaza at Magnolia

12.	Plymouth Meeting Mall

13.	South Mall

14.	The Gallery at Market East

15.	The Gallery at Market East II

16.	Uniontown Mall

17.	Voorhees Town Center

18.	Washington Crown Center

19.	Westgate Pad

20.	Wiregrass Commons

21.

EXHIBIT G

Form of Disbursement Instruction Agreement

[Attached]

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: PREIT Associates, L.P., PREIT-RUBIN, Inc. and Pennsylvania Real Estate Investment Trust
Administrative Agent: Wells Fargo Bank, National Association

Loan:  Loan Number 1009394 made pursuant to that certain Credit Agreement dated as of April 17, 2013 by and among the Borrower, the Administrative Agent, the Lenders party thereto and the other parties party thereto (as amended from time to time, the “Credit Agreement”)

Effective Date: INSERT DATE

Check applicable box:

New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.2(b) of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

PREIT ASSOCIATES, L.P.

By:    Pennsylvania Real Estate Investment Trust,
its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative.

If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT
TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)